Exhibit 10.6

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of [•], 20[•] (the “Effective Date”), by and between Sonida Senior Living, Inc., a Delaware corporation (the “Company”), and [INSERT NAME] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the substantial risk of litigation and other claims that may be asserted against directors and officers of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability to enhance Indemnitee’s continued and effective service to the Company, and to induce Indemnitee to provide that service to the Company as a director or officer, the Company desires to provide, by means of this Agreement, (i) for the indemnification of, and the advancement of expenses to, Indemnitee and (ii) for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies, to the extent such insurance is maintained and includes Indemnitee as a covered party.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. NO EMPLOYMENT AGREEMENT. This Agreement does not constitute an employment agreement or confer any employee or other compensation rights other than the rights with respect to indemnification, advancement of Expenses (as defined below), and, if any, maintenance of directors’ and officers’ liability insurance specified herein.

2. DEFINITIONS. As used in this Agreement:

2.1. “Affiliate” shall mean, when used with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

2.2. “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 of the Exchange Act.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Change in Control” shall mean, the earliest occurrence after the date of this Agreement, of any of the following events:

(a) (i) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% or more of the voting power of the Company’s outstanding Voting Securities by any Person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 15% of the Company’s outstanding Voting Securities on the Effective Date or (ii) the acquisition of beneficial ownership of an additional 5% of the Company’s outstanding Voting Securities by any Person or group who beneficially owned at least 15% of the Company’s outstanding Voting Securities on the Effective Date; provided, however, that notwithstanding the foregoing, an acquisition shall not be described hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a wholly-owned subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in the same proportions as their ownership of Voting Securities of the Company, or (z) any other Person or group who becomes the beneficial owner of not more than 50% of the Company’s outstanding Voting Securities as a result of a transaction in which Voting Securities of the Company are acquired by such Person or group directly from the Company in a transaction that is approved in advance by a majority of the Continuing Directors in a resolution that expressly states that the transaction is not a Change in Control under this Agreement;

(b) during any period of two consecutive years, the Continuing Directors cease for any reason to constitute a majority of the Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of either the Company or the surviving entity;

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

(e) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement.

2.5. “Continuing Directors” shall mean the individuals who, at the beginning of the applicable period, constitute the Board plus any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose appointment, election, or nomination for election was previously so approved (but excluding any new director whose appointment or election or nomination for election by the Company’s stockholders occurs as a direct result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board).

2.6. “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

2.7. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.8. “Expenses” shall mean any out-of-pocket expense actually paid or actually incurred in connection with investigating, defending, being a witness in, or participating in (a) any Proceeding or (b) establishing a right to indemnification under Section 3 or Section 6. “Expenses” include reasonable and documented attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts and other advisors (including accountants), travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other out-of-pocket disbursements or expenses of the types typically incurred by parties, witnesses, and other participants in connection with a Proceeding.

2.9. “Indemnifiable Event” shall mean any alleged event or occurrence related to anything done, not done, or witnessed by Indemnitee in any capacity listed in this sentence, and further related to the fact that Indemnitee (a) is or was a director or officer of the Company or (b) while a director or officer of the Company, is or was serving, at the request of the Company, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other entity. Subject to Section 17, Indemnifiable Events include all such events that take place either before or after the execution of this Agreement. References to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or its beneficiaries, and a person who acted in good faith and in a manner reasonably believed to be in the interests of the participants and beneficiaries of such plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company.”

2.10. “Independent Counsel” shall mean a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent the Company or Indemnitee in any matter material to either such party (other than in connection with indemnification matters). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.11. “Person” shall mean any individual, corporation, partnership, joint venture, sole proprietorship, limited liability company, trust, unincorporated organization, association, institution, entity, or government instrumentality, division, agency, body, or department.

2.12. “Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, mediatory, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding.

2.13. “Reviewing Party” shall mean the Person that has the authority to determine whether Indemnitee is entitled to indemnification.

2.14. “Voting Securities” with respect to any Person shall mean any securities of such Person that vote generally in the election of directors.

3. AGREEMENT TO INDEMNIFY.

3.1. General Agreement. In the event Indemnitee was, is, or is threatened to become a party to, witness in, or other participant in a Proceeding with respect to or relating to an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all (a) reasonable and documented Expenses and any and all liability, loss, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, (b) interest, assessments, or other charges imposed thereon, and (c) federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement; provided, however, that (i) if such Proceeding is not a Company Proceeding (as defined below), Indemnitee shall have no right to such indemnification unless Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, in addition, had not reasonable cause to believe that Indemnitee’s conduct was unlawful and (ii) if such Proceeding is by or in the right of the Company to procure a judgment in its favor (a “Company Proceeding”), Indemnitee shall have no right to such indemnification (A) unless Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and (B) for judgments, fines, penalties, or amounts paid in settlement by or on behalf of Indemnitee (or other Expenses) in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that (I) any court in which such Company Proceeding was brought shall determine upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties, amounts paid in settlement, or Expenses as such court shall deem proper or (II) Indemnitee provides the Company with an opinion of counsel (which counsel need not be the Independent Counsel), in form and substance reasonably satisfactory to the Company, that such indemnification is permissible pursuant to this Agreement without such court action under the General Corporation Law of the State of Delaware. Indemnitee shall have the exclusive right under the preceding sentence to elect whether to submit the issue of indemnification to the Court of Chancery of the State of Delaware or to the opinion of counsel. The Company’s indemnification obligation in this Section 3.1 shall be applied to the fullest extent permitted by applicable law. To the extent that any changes in applicable law (whether by statute or judicial decision) permit greater indemnification by agreement than would be afforded currently under the Company’s certificate of incorporation, the Company’s bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such changes; to the extent that such changes would narrow Indemnitee’s rights or the Company’s obligations hereunder, they will not limit or affect the scope of this Agreement; provided, however, that any changes required by applicable law to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights or the Company’s obligations hereunder.

3.2. Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or expense advancement pursuant to this Agreement in connection with any Proceeding (or part thereof) initiated by Indemnitee (other than compulsory counterclaims) unless (a) the Company has joined in, or the Board (or a duly authorized committee of the Board) has consented to, such Proceeding (or part thereof); or (b) the Proceeding is one to enforce indemnification rights under Section 6.

3.3. Expense Advances. If (a) so requested by Indemnitee, (b) Indemnitee delivers to the Company the undertaking required by this Section 3.3, and (c) Indemnitee has been determined to be entitled to indemnification in accordance with this Agreement, the Company shall advance to Indemnitee any and all reasonable and documented Expenses actually incurred by Indemnitee (“Expense Advances”) within 60 days after the receipt by the Company of a statement from Indemnitee requesting such Expense Advances (which statement provides reasonable documentation for all Expenses for which Indemnitee seeks payment hereunder), whether before or after final disposition of any Proceeding. Expense Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Indemnitee shall qualify for Expense Advances solely upon the execution and delivery to the Company of an undertaking (in form and substance reasonably satisfactory to the Company) providing that Indemnitee undertakes to repay the Expense Advances if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Expense Advances shall include any and all reasonable and documented Expenses incurred pursuing an action to enforce this right of advancement. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 5, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advances until a final judicial determination is made (as to which all rights of appeal have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured, and no interest shall be charged thereon. For the sake of clarity, Expense Advances shall not be considered personal loans.

3.4. Mandatory and Partial Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any claim, issue, or matter in a Proceeding, Indemnitee shall be indemnified against all reasonable and documented Expenses incurred in connection with that claim, issue, or matter. If Indemnitee is entitled to indemnification by the Company for some, but not all, of the total amount paid or incurred by Indemnitee in the Proceeding or other legal action to which the Expenses relate, the Company shall indemnify Indemnitee for the portion to which Indemnitee is entitled.

4. REVIEWING PARTY.

4.1. Before a Change in Control. Unless there has been a Change in Control, the Reviewing Party shall be: (a) the Board acting by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board; (b) a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not such majority constitutes a quorum; or (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by the Independent Counsel.

4.2. After a Change in Control. After a Change in Control, or if there are no Disinterested Directors, the Reviewing Party shall be the Independent Counsel. With respect to all matters arising from a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s certificate of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from the Independent Counsel selected in accordance with Section 4.3. The Independent Counsel shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee is entitled to indemnification under this Agreement or applicable law. The Company agrees to be bound by the decision of the Independent Counsel as to the entitlement of Indemnitee to indemnification and shall pay such amounts to Indemnitee as to which Indemnitee is entitled to be indemnified within 45 days after the date of such written opinion of the Independent Counsel. Copies of the written opinion of the Independent Counsel as to the entitlement of Indemnitee to the requested indemnification shall be delivered to both the Company and Indemnitee. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

4.3. Selection of the Independent Counsel. The following procedure shall be applicable with respect to the selection of the Independent Counsel. If no Change in Control has occurred prior to the date of determination of entitlement to indemnification, the Independent Counsel shall be selected by the Board, who shall notify Indemnitee of the counsel chosen. If a Change in Control has occurred prior to the date of determination of entitlement to indemnification, Indemnitee shall select the Independent Counsel and notify the Company of the selection. Either the Company or Indemnitee, as applicable, may object in writing to the Independent Counsel as selected within 45 days after receipt of notification and identification of the Independent Counsel selected. Objection may be made only on the ground that the Independent Counsel initially selected does not meet the criteria set forth in the definition of “Independent Counsel” set forth in Section 2.10. If the parties are unable to resolve their differences within 45 days following receipt by the objecting party of notice of the initial selection of the Independent Counsel, then either party may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for resolution of such difference or for the appointment of substitute Independent Counsel to act as provided in this Agreement. The Independent Counsel initially selected shall not serve as such until resolution of such objection or litigation.

5. INDEMNIFICATION PROCESS AND APPEAL.

5.1. Indemnification Demand. Indemnitee shall be entitled to indemnification under this Agreement within 30 days after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under this Agreement or applicable law. The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than ten days after providing such notice to the Company. A demand for indemnification under this Agreement shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

5.2. Suit to Enforce Rights. Indemnitee shall have the right to enforce Indemnitee’s indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware seeking an initial determination by the court or challenging any determination by the Reviewing Party if:

(a) no determination of entitlement to indemnification has been made within 30 days after Indemnitee has made a demand in accordance with Section 5.1;

(b) payment of Expenses pursuant to Section 3.3 is not made within 60 days after Indemnitee has made a demand for such payment in accordance with Section 3.3 unless the Reviewing Party has determined pursuant to Section 5.1 that Indemnitee is not entitled to indemnification under this Agreement; or

(c) the Reviewing Party determines pursuant to Section 5.1 that Indemnitee is not entitled to indemnification under this Agreement.

Any determination by the Reviewing Party not challenged by Indemnitee on or before the first anniversary of the date of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 5 shall be in addition to any other remedies available to Indemnitee in law or equity.

5.3. Defense to Indemnification, Burden of Proof, and Presumptions.

(a) To the maximum extent permitted by applicable law, in making a determination with respect to entitlement to indemnification (or advancement of expenses) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or advancement of expenses) under this Agreement if Indemnitee has submitted a demand for indemnification in accordance with Section 5.1, and the Reviewing Party shall place the burden of proof on the Company to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed; provided that the burden of proving Indemnitee is not entitled to indemnification shall be on the Company.

(c) The following shall not be defenses to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief or understanding: (i) the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief or understanding or (ii) the Reviewing Party’s determination that Indemnitee has not met such standard of conduct or did not have such belief or understanding.

(d) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that (i) Indemnitee did not meet any particular standard of conduct or have any particular belief or understanding or (ii) a court has determined that indemnification is not permitted by applicable law.

(e) For purposes of this Agreement, there shall be a presumption that Indemnitee’s conduct shall not be deemed to have been knowingly fraudulent or deliberately dishonest, Indemnitee shall not be deemed to have had any reasonable cause to believe Indemnitee’s conduct was unlawful, nor shall any presumption arise that Indemnitee did not meet any particular standard of conduct or have any particular belief, if Indemnitee’s conduct was done in good faith based on (i) the records or books of account of the Company or other entity, (ii) information supplied by an officer or officers of the Company or other entity, (iii) the advice of legal counsel, or (iv) information or reports of independent public accountants, appraisers, or other experts selected by the Company.

6. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS.

6.1. Mandatory Indemnification. To the extent that Indemnitee has been successful, on the merits or otherwise, the Company shall indemnify Indemnitee against any and all reasonable and documented Expenses that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(a) enforcement of this Agreement;

(b) indemnification of Expenses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s certificate of incorporation or bylaws, now or hereafter in effect, relating to indemnification for Indemnifiable Events; or

(c) recovery under directors’ and officers’ liability insurance policies maintained by the Company.

6.2. Expense Advancement. If requested by Indemnitee in accordance with Section 3.3, the Company shall advance such reasonable and documented Expenses to Indemnitee on such terms and conditions set forth in Section 3.3.

7. NOTIFICATION AND DEFENSE OF PROCEEDING.

7.1. Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of that commencement; provided that the failure to so notify the Company will not relieve the Company from any liability hereunder that the Company may have to Indemnitee, except to the extent such failure to provide notice has actually impaired the Company’s ability to defend such Proceeding.

7.2. Defense.

(a) With respect to any Proceeding for which Indemnitee has provided notice to the Company, unless Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, the Company may assume the defense of such Proceeding with counsel reasonably satisfactory to Indemnitee; provided, however, that under no circumstances may the Company assume the defense of any Company Proceeding.

(b) After notice from the Company to Indemnitee of the Company’s election under Section 7.2(a) to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than (x) expenses, including attorneys’ fees, associated with monitoring such Proceeding for purposes of ascertaining whether a conflict between Indemnitee and the Company develops subsequent to the Company’s assumption of the defense of such Proceeding, (y) reasonable costs of investigation, or (z) as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless:

(i) prior to a Change in Control, the employment of counsel by Indemnitee has been authorized by a majority vote of a quorum consisting of Disinterested Directors (or if a quorum consisting of Disinterested Directors is not obtainable, by the Independent Counsel);

(ii) after a Change in Control, the employment of counsel by Indemnitee has been approved in writing by the Independent Counsel;

(iii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding and shall have communicated such conclusion, with a full statement of the reasons, in writing to the Company; or

(iv) the Company has not within 45 days employed counsel to assume the defense of such Proceeding.

(c) If the Company has selected counsel to represent Indemnitee and Indemnitee reasonably objects to such counsel selected by the Company, then Indemnitee shall be permitted to employ counsel of Indemnitee’s choice, and the fees and expenses of such counsel shall be at the expense of the Company; provided, however, that counsel shall be chosen from among the list of counsel, if any, approved by any company with which the Company obtains or maintains insurance; and provided further that, notwithstanding the foregoing, if the Company has selected counsel to represent Indemnitee and other current or former directors or officers of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to this Section 7.2, then such persons, including Indemnitee, shall be permitted to employ one additional counsel of their choice from among the list of counsel, if any, approved by any company with which the Company obtains or maintains insurance and in no event shall the Company be required to pay the fees and expenses of more than one such additional counsel (together with appropriate local counsel) for all such directors or officers in connection with the same Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances unless counsel for Indemnitee and such directors or officers shall have reasonably concluded that there may be a conflict of interest that requires additional counsel and shall have communicated such conclusion, with a full statement of the reasons, in writing to the Company. In the event separate counsel is retained by Indemnitee pursuant to this Section 7.2(c), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses, and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint defense agreements or confidentiality agreements, as appropriate. In addition, to the extent there is no conflict of interest between Indemnitee and the Company in connection with a Proceeding, Indemnitee shall provide the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power with respect to such Proceeding.

7.3. Settlement of Claims. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

8. NON-EXCLUSIVITY. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Delaware, the Company’s certificate of incorporation, the Company’s bylaws, applicable law, or otherwise.

9. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee with respect to any Proceeding, or any claim, issue, or matter in a Proceeding, and the Company is jointly liable with Indemnitee for such Proceeding, claim, issue, or matter, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee (whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, or reasonable and documented Expenses in connection with such claim), in such proportion as is deemed fair and reasonable in light of the circumstances. The following factors shall be considered when determining the amount of such contribution: (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding, claim, issue, or matter and (b) the relative fault of the Company (and the Company’s other directors, officers, employees, and agents) and Indemnitee in connection with such event(s) or transaction(s).

10. EXCLUSIONS; NO DUPLICATION OF PAYMENTS. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee (a) for any disgorgement of profits made from the purchase and sale by Indemnitee of securities pursuant to Section 16(b) of the Exchange Act or similar provisions of any state statutory law or common law; (b) to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by law, or otherwise) of the amounts otherwise indemnifiable hereunder; (c) if such claim is proven by final judgment in a court of law or in any other adjudication to have been based upon or attributable to Indemnitee’s having gained any personal profit or advantage to which Indemnitee was not legally entitled; or (d) brought about or contributed to by the dishonesty of Indemnitee; provided, however, that Indemnitee shall be entitled to the benefit of this Agreement as to any claim upon which suit may be brought against Indemnitee by reason of any alleged dishonesty on Indemnitee’s part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that Indemnitee committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent and (iii) which acts were material to the cause of action so adjudicated.

11. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee, if a director or officer of the Company, shall be covered by such policy or policies, in accordance with its or their terms.

12. AMENDMENT OF THIS AGREEMENT. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom such waiver is sought to be enforced. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving, at the request of the Company, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other entity) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any Proceeding commenced under Section 5.2) by reason of such status of Indemnitee, whether or not Indemnitee is acting or serving in any such capacity at the time any Expense, liability, loss, judgment, fine, ERISA excise tax, or penalty, or amounts paid or to be paid in settlement, is incurred for which indemnification can be provided under this Agreement.

15. SEVERABILITY. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16. CHOICE OF LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. This Agreement shall be governed by, and its provisions construed and enforced in accordance with, the laws of the State of Delaware, without regard to any conflict of laws principles that might apply the laws of any other jurisdiction. The Company and Indemnitee each hereby irrevocably and unconditionally agrees and consents to the exclusive jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any action, suit, or proceeding that arises out of or relates to this Agreement. Each of the Company and Indemnitee hereby consents to service of any summons, complaint, or other process that may be served in any such action by sending copies of such process under the procedures set forth in Section 18.

17. PREVIOUS AGREEMENTS. To the extent that Indemnitee has a previous indemnification agreement with or applicable to Company, the indemnification rights and obligations of Indemnitee and the Company with respect to Proceedings that arose or may arise from Indemnifiable Events occurring prior to the Effective Date (regardless of whether such Proceedings were or are initiated before, on, or after the Effective Date) shall be governed by such previous agreement and not this Agreement.

18. NOTICES. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be given by (i) personal delivery, (ii) electronic mail (email), (iii) registered or certified mail, return receipt requested, postage prepaid, or (iv) a nationally recognized overnight courier, in each case addressed as follows:

Sonida Senior Living, Inc.

14755 Preston Road

Suite 810

Dallas, Texas 75254

Attention: Chief Legal Officer

Email: [●]

and to Indemnitee at:

[INSERT INDEMNITEE NAME

AND ADDRESS]

All such notices and communications shall be deemed given and effective as follows: (a) upon personal delivery, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after the postmark if sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt.

21. INTERPRETATION. Unless the context otherwise requires, (a) words describing the singular number shall include the plural and vice versa, (b) references to “days” mean “calendar days,” (c) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation,” (d) the word “or” is not exclusive, and (e) the terms “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Section or other provision of this Agreement. References in this Agreement to any Section shall refer to a Section of this Agreement unless otherwise expressly stated. The headings in this Agreement are for convenience of reference only and shall not define, limit, or affect the construction or interpretation of any provision of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:

Sonida Senior Living, Inc.

By:
Name:
Title:

INDEMNITEE:

Name: